SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 30, 2004

UNIFI, INC.
Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  Other Events

         Effective at 12:01 a.m. on September 30, 2004, Unifi, Inc. (the "Company") closed on the previously announced purchase of the Invista, S.a.r.l. ("Invista") polyester filament manufacturing assets, including inventories, located in Kinston, North Carolina (the "Kinston Business").  The purchase price for the Kinston Business is approximately $22.5 million (the "Purchase Price").  The Purchase Price is based upon a preliminary inventory value that will be finalized in the next 30 days.

      The Purchase Price was paid by Unifi Kinston, LLC ("Unifi Kinston"), a wholly owned subsidiary of the Company, issuing a five year secured promissory note to Invista.  The promissory note bears a 10% interest rate and provides for quarterly interest only payments during the first two years of its term and quarterly interest and principal payments over the last three years of its term.  The promissory note is secured by all the assets of Unifi Kinston and is guaranteed by the Company.

      The Company amended the terms of its revolving Credit Agreement dated December 7, 2001, as previously amended, in order to incur the seller financing provided by Invista and to provide the parental guarantee by the Company as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        UNIFI, INC.

                                                                                        By:   /s/ CHARLES F. MCCOY
                                                                                                     Charles F. McCoy
                                                                                                     Vice President, Secretary and General
                                                                                                       Counsel

Dated:  October 1, 2004